Exhibit 99.1
First Western Reports Fourth Quarter 2023 Financial Results
Fourth Quarter 2023 Summary
•Total deposits increased to $2.53 billion, or 4.5%, from $2.42 billion as of Q3 2023
•Loan to deposit ratio improved to 100.7% in Q4 2023, compared to 105.1% in Q3 2023
•Net income available to common shareholders of $0.3 million in Q4 2023, compared to $3.1 million in Q3 2023 and pre-tax, pre-provision net income(1) of $4.1 million in Q4 2023, compared to $4.6 million in Q3 2023
•Diluted EPS of $0.03 in Q4 2023, compared to $0.32 in Q3 2023
•Total capital to risk-weighted assets ratio of 12.82% in Q4 2023, compared to 12.45% in Q3 2023
Denver, Colo., January 25, 2024 – First Western Financial, Inc. (“First Western” or the “Company”) (NASDAQ: MYFW), today reported financial results for the fourth quarter ended December 31, 2023.
Net income available to common shareholders was $0.3 million, or $0.03 per diluted share, for the fourth quarter of 2023. This compares to $3.1 million, or $0.32 per diluted share, for the third quarter of 2023, and $5.5 million, or $0.56 per diluted share, for the fourth quarter of 2022.

Scott C. Wylie, CEO of First Western, commented, "While an increase in our estimated provision for credit losses reduced our profitability in the fourth quarter, we continued to execute on our strategic priorities including maintaining disciplined expense control while adding new deposit relationships. Our deposit focus resulted in 18% annualized growth in total deposits during the quarter and further reduced our loan-to-deposit ratio to be in-line with our year-end goal of 100%, while our new loan production focused on clients that also bring deposits to the bank.

"We believe we are positioned to perform well in any economic scenario that emerges in 2024, with our strong balance sheet and conservative underwriting criteria enabling us to effectively manage through an economic downturn, while our business development capabilities and unique value proposition will enable us to take advantage of strengthening economic conditions and an increase in loan demand. While economic conditions remain uncertain, we will continue to prioritize prudent risk management and be conservative in new loan production while focusing on core deposit gathering, which should result in a modest level of asset growth until economic conditions improve. With our disciplined expense management, the continued leverage we expect to realize from past investments in technology, banking talent, and office expansion, as well as a liability-sensitive balance sheet that should lead to net interest margin expansion as interest rates decline, we believe we can deliver solid earnings growth in 2024 even with a modest level of balance sheet growth. Over the long-term, we continue to believe that we are well positioned to capitalize on our attractive markets to consistently add new clients, generate profitable growth, and further enhance the value of our franchise," said Mr. Wylie.

	For the Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands, except per share data)	2023	2023	2022
Earnings Summary
Net interest income	$16,331	$16,766	$21,988
Provision for credit losses(1)	3,942	329	1,197
Total non-interest income	6,081	6,099	6,415
Total non-interest expense	18,276	18,314	19,905
Income before income taxes	194	4,222	7,301
Income tax (benefit)/expense	(61)	1,104	1,830
Net income available to common shareholders	255	3,118	5,471
Adjusted net income available to common shareholders(2)	282	3,140	5,617
Basic earnings per common share	0.03	0.33	0.58
Adjusted basic earnings per common share(2)	0.03	0.33	0.59
Diluted earnings per common share	0.03	0.32	0.56
Adjusted diluted earnings per common share(2)	0.03	0.32	0.58

Return on average assets (annualized)	0.04%	0.44%	0.79%
Adjusted return on average assets (annualized)(2)	0.04	0.45	0.82
Return on average shareholders' equity (annualized)	0.41	5.08	9.17
Adjusted return on average shareholders' equity (annualized)(2)	0.45	5.12	9.41
Return on tangible common equity (annualized)(2)	0.48	5.82	10.48
Adjusted return on tangible common equity (annualized)(2)	0.53	5.86	10.76
Net interest margin	2.37	2.46	3.30
Efficiency ratio(2)	80.77	78.76	67.66
____________________
(1) Provision for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP.
(2) Represents a Non-GAAP financial measure. See “Reconciliations of Non-GAAP Measures” for a reconciliation of our Non-GAAP measures to the most directly comparable GAAP financial measure.
Operating Results for the Fourth Quarter 2023
Revenue
Total income before non-interest expense was $18.5 million for the fourth quarter of 2023, a decrease of 18.0%, compared to $22.5 million for the third quarter of 2023. Gross revenue(1) was $22.5 million for the fourth quarter of 2023, a decrease of 2.7%, from $23.1 million for the third quarter of 2023. The decrease was primarily driven by a decrease in Net interest income as a result of higher interest expense primarily due to higher deposit costs, offset partially by higher interest income. Relative to the fourth quarter of 2022, Total income before non-interest expense decreased 32.1% from $27.2 million. Relative to the fourth quarter of 2022, Gross revenue decreased 22.4% from $29.0 million. The decrease was driven by a decrease in Net interest income as a result of higher Interest expense due to higher deposit costs, offset partially by higher Interest income.
(1) Represents a Non-GAAP financial measure. See “Reconciliations of Non-GAAP Measures” for a reconciliation of our Non-GAAP measures to the most directly comparable GAAP financial measure.
Net Interest Income
Net interest income for the fourth quarter of 2023 was $16.3 million, a decrease of 2.6% from $16.8 million in the third quarter of 2023. Relative to the fourth quarter of 2022, Net interest income decreased 25.7% from $22.0 million. The decreases were due to higher Interest expense driven primarily by higher deposit costs, offset partially by higher Interest income.

Net Interest Margin
Net interest margin for the fourth quarter of 2023 decreased 9 basis points to 2.37% from 2.46% reported in the third quarter of 2023, primarily due to growth in interest-bearing deposits during the quarter and continued pricing pressure due to a highly competitive deposit market.
The yield on interest-earning assets increased 16 basis points to 5.51% in the fourth quarter of 2023 from 5.35% in the third quarter of 2023 and the cost of interest-bearing deposits increased 19 basis points to 3.94% in the fourth quarter of 2023 from 3.75% in the third quarter of 2023.
Relative to the fourth quarter of 2022, net interest margin decreased from 3.30%, primarily due to a 172 basis point increase in average cost of deposits, offset partially by a 59 basis point increase in loan yields.
Non-interest Income
Non-interest income for the fourth quarter of 2023 remained flat at $6.1 million, compared to the third quarter of 2023, primarily driven by a decrease in Net gain on mortgage loans and lower Trust and advisory fees during the fourth quarter of 2023, partially offset by higher Insurance fees.
Relative to the fourth quarter of 2022, Non-interest income decreased 5.2% from $6.4 million. The decrease was primarily due to a decrease in Bank fees, Insurance fees, and Net gain on mortgage loans, partially offset by increases in Trust and investment management fees and lower Unrealized losses on loans accounted for under the fair value option.
Non-interest Expense
Non-interest expense for the fourth quarter of 2023 remained flat at $18.3 million compared to the third quarter of 2023. Relative to the fourth quarter of 2022, Non-interest expense decreased 8.2% from $19.9 million, driven primarily by lower Salaries and employee benefits related to staffing reductions to better align with lower revenue.
The Company’s efficiency ratio(1) was 80.8% in the fourth quarter of 2023, compared with 78.8% in the third quarter of 2023 and 67.7% in the fourth quarter of 2022.
(1) Represents a Non-GAAP financial measure. See “Reconciliations of Non-GAAP Measures” for a reconciliation of our Non-GAAP measures to the most directly comparable GAAP financial measure.
Income Taxes
The Company recorded Income tax benefit of $0.1 million for the fourth quarter of 2023, compared to Income tax expense of $1.1 million for the third quarter of 2023 and Income tax expense of $1.8 million for the fourth quarter of 2022. The tax benefit in the fourth quarter of 2023 was primarily due to the impact of 2022 state return to provision items.
Loans
Total loans held for investment were $2.55 billion as of December 31, 2023, an increase of 0.5% from $2.54 billion as of September 30, 2023, due to loan growth in residential mortgage and CRE portfolios, partially offset by small declines in other portfolios. Relative to the fourth quarter of 2022, Total loans held for investment increased 2.9% from $2.48 billion as of December 31, 2022, attributable to loan growth primarily in our residential mortgage portfolios.

Deposits
Total deposits were $2.53 billion as of December 31, 2023, an increase of 4.5% from $2.42 billion as of September 30, 2023, as a result of new and expanded deposit relationships. Relative to the fourth quarter of 2022, Total deposits increased 5.1% from $2.41 billion as of December 31, 2022, driven primarily by new and expanded deposit relationships.
Borrowings
Federal Home Loan Bank (“FHLB”) and Federal Reserve borrowings were $125.7 million as of December 31, 2023, a decrease of $134.2 million from $259.9 million as of September 30, 2023. Relative to the fourth quarter of 2022, borrowings decreased $21.2 million from $146.9 million as of December 31, 2022. The change in borrowings from September 30, 2023 and December 31, 2022 is driven by a decline in FHLB borrowing reliance as a result of increased deposits.
Subordinated notes remained flat at $52.3 million as of December 31, 2023, compared to September 30, 2023. Subordinated notes increased $0.2 million from $52.1 million as of December 31, 2022.
Assets Under Management

Assets Under Management ("AUM") increased by $357.2 million during the fourth quarter to $6.75 billion as of December 31, 2023, compared to $6.40 billion as of September 30, 2023. This increase was primarily attributable to an increase in market values throughout the fourth quarter of 2023, resulting in an increase in the value of AUM balances. Total AUM increased by $646.0 million compared to December 31, 2022 from $6.11 billion, which was primarily attributable to improving market conditions year-over-year resulting in an increase in the value of AUM.
Credit Quality
Non-performing assets totaled $59.7 million, or 2.00% of total assets, as of December 31, 2023, compared to $56.1 million, or 1.87% of total assets, as of September 30, 2023. The increase was primarily attributable to two loans within the Construction and Development and Commercial and Industrial classifications moving to non-accrual during the fourth quarter of 2023, totaling $3.9 million. As of December 31, 2022, non-performing assets totaled $12.3 million, or 0.43% of total assets. Relative to the fourth quarter of 2022, the increase in non-performing assets was driven primarily by the addition of $42.2 million in loans during the third quarter of 2023.
During the fourth quarter of 2023 the Company recorded a provision expense of $3.9 million, compared to a provision expense of $0.3 million in the third quarter of 2023 and a $1.2 million provision expense in the fourth quarter of 2022. The provision expense recorded in the fourth quarter of 2023 reflects an increase in allowance on pooled loans driven primarily by loan growth, as well as an allowance established on individually analyzed loans that were downgraded to non-performing in a prior quarter and two loans downgraded to non-performing in the fourth quarter of 2023, partially offset by a provision release related to a net decrease in off-balance sheet commitments.

Capital
As of December 31, 2023, First Western (“Consolidated”) and First Western Trust Bank (“Bank”) exceeded the minimum capital levels required by their respective regulators. As of December 31, 2023, the Bank was classified as “well capitalized,” as summarized in the following table:

December 31,
2023
Consolidated Capital
Tier 1 capital to risk-weighted assets	9.48%
Common Equity Tier 1 ("CET1") to risk-weighted assets	9.48
Total capital to risk-weighted assets	12.82
Tier 1 capital to average assets	7.89

Bank Capital
Tier 1 capital to risk-weighted assets	10.62
CET1 to risk-weighted assets	10.62
Total capital to risk-weighted assets	11.69
Tier 1 capital to average assets	8.83
Book value per common share decreased 0.2% from $25.76 as of September 30, 2023 to $25.70 as of December 31, 2023. The fourth quarter of 2023 included a decrease of $0.6 million in accumulated other comprehensive income due to the effect of our cash flow hedge of certain FHLB borrowings. Book value per common share increased 1.3% from $25.37 as of December 31, 2022. The adoption of CECL on January 1, 2023 resulted in a $0.56 reduction of book value per common share.
Tangible book value per common share(1) decreased 0.2% from $22.42 as of September 30, 2023, to $22.37 as of December 31, 2023. Tangible book value per common share increased 1.7% from $21.99 as of December 31, 2022. The adoption of CECL on January 1, 2023 resulted in a $0.56 reduction of tangible book value per common share.
(1) Represents a Non-GAAP financial measure. See “Reconciliations of Non-GAAP Measures” for a reconciliation of our Non-GAAP measures to the most directly comparable GAAP financial measure.
Conference Call, Webcast and Slide Presentation
The Company will host a conference call and webcast at 10:00 a.m. MT/ 12:00 p.m. ET on Friday, January 26, 2024. Telephone access: https://register.vevent.com/register/BI06726eadbe6744a39e0d0f89507793ba
A slide presentation relating to the fourth quarter 2023 results will be accessible prior to the scheduled conference call. The slide presentation and webcast of the conference call can be accessed on the Events and Presentations page of the Company’s investor relations website at https://myfw.gcs-web.com.
About First Western
First Western is a financial services holding company headquartered in Denver, Colorado, with operations in Colorado, Arizona, Wyoming, California, and Montana. First Western and its subsidiaries provide a fully integrated suite of wealth management services on a private trust bank platform, which includes a comprehensive selection of deposit, loan, trust, wealth planning and investment management products and services. First Western’s common stock is traded on the Nasdaq Global Select Market under the symbol “MYFW.” For more information, please visit www.myfw.com.

Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures include “Tangible Common Equity,” “Tangible Common Book Value per Share,” “Return on Tangible Common Equity,” “Efficiency Ratio,” “Gross Revenue,” “Allowance for Credit Losses to Adjusted Loans,” “Adjusted Net Income Available to Common Shareholders,” “Adjusted Basic Earnings Per Share,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” and “Adjusted Return on Tangible Common Equity”. The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s financial position and performance. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliation of non-GAAP financial measures, to GAAP financial measures are provided at the end of this press release.

Forward-Looking Statements
Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “position,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “opportunity,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause us to make changes to our future plans. Those risks and uncertainties include, without limitation, the lack of soundness of other financial institutions or financial market utilities may adversely affect the Company; the Company’s ability to engage in routine funding and other transactions could be adversely affected by the actions and commercial soundness of other financial institutions; financial institutions are interrelated because of trading, clearing, counterparty or other relationships; defaults by, or even rumors or questions about, one or more financial institutions or financial market utilities, or the financial services industry generally, may lead to market-wide liquidity problems and losses of client, creditor and counterparty confidence and could lead to losses or defaults by other financial institutions, or the Company; integration risks and projected cost savings in connection with acquisitions; the risk of geographic concentration in Colorado, Arizona, Wyoming, California, and Montana; the risk of changes in the economy affecting real estate values and liquidity; the risk in our ability to continue to originate residential real estate loans and sell such loans; risks specific to commercial loans and borrowers; the risk of claims and litigation pertaining to our fiduciary responsibilities; the risk of competition for investment managers and professionals; the risk of fluctuation in the value of our investment securities; the risk of changes in interest rates; and the risk of the adequacy of our allowance for credit losses and the risk in our ability to maintain a strong core deposit base or other low-cost funding sources. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2023 (“Form 10-K”), and other documents we file with the SEC from time to time. We urge readers of this news release to review the “Risk Factors” section our Form 10-K and any updates to those risk factors set forth in our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and our other filings with the SEC. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
Contacts:
Financial Profiles, Inc.
Tony Rossi
310-622-8221
MYFW@finprofiles.com
IR@myfw.com

First Western Financial, Inc.
Consolidated Financial Summary (unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands, except per share amounts)	2023	2023	2022
Interest and dividend income:
Loans, including fees	$35,625	$34,141	$30,349
Loans accounted for under the fair value option	257	300	488
Investment securities	600	607	645
Interest-bearing deposits in other financial institutions	1,350	1,292	931
Dividends, restricted stock	161	141	238
Total interest and dividend income	37,993	36,481	32,651

Interest expense:
Deposits	19,037	17,467	8,260
Other borrowed funds	2,625	2,248	2,403
Total interest expense	21,662	19,715	10,663
Net interest income	16,331	16,766	21,988
Less: provision for credit losses(1)	3,942	329	1,197
Net interest income, after provision for credit losses(1)	12,389	16,437	20,791

Non-interest income:
Trust and investment management fees	4,705	4,846	4,358
Net gain on mortgage loans	379	654	629
Net loss on loans held for sale	—	—	(12)
Bank fees	412	427	812
Risk management and insurance fees	544	145	924
Income on company-owned life insurance	101	96	88
Net loss on loans accounted for under the fair value option	(91)	(252)	(602)
Unrealized loss recognized on equity securities	(2)	(19)	—
Other	33	202	218
Total non-interest income	6,081	6,099	6,415
Total income before non-interest expense	18,470	22,536	27,206

Non-interest expense:
Salaries and employee benefits	9,988	10,968	11,679
Occupancy and equipment	1,937	1,807	1,910
Professional services	1,990	1,867	2,027
Technology and information systems	928	906	1,168
Data processing	1,189	1,159	1,223
Marketing	415	355	500
Amortization of other intangible assets	62	62	77
Net gain on sale of other real estate owned	—	—	(3)
Other	1,767	1,190	1,324
Total non-interest expense	18,276	18,314	19,905
Income before income taxes	194	4,222	7,301
Income tax (benefit)/expense	(61)	1,104	1,830
Net income available to common shareholders	$255	$3,118	$5,471
Earnings per common share:
Basic	$0.03	$0.33	$0.58
Diluted	0.03	0.32	0.56
(1) Provision for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP.

First Western Financial, Inc.
Consolidated Financial Summary (unaudited)

	December 31,	September 30,	December 31,
(Dollars in thousands)	2023	2023	2022
Assets
Cash and cash equivalents:
Cash and due from banks	$7,284	$6,439	$4,926
Interest-bearing deposits in other financial institutions	247,158	265,045	191,586
Total cash and cash equivalents	254,442	271,484	196,512

Held-to-maturity securities, at amortized cost (fair value of $66,617, $66,487 and $74,718, respectively), net of allowance for credit losses	74,102	75,539	81,056
Correspondent bank stock, at cost	7,155	11,305	7,110
Mortgage loans held for sale, at fair value	7,254	12,105	8,839
Loans held for sale, at fair value	—	—	1,965
Loans (includes $13,726, $15,464, and $23,321 measured at fair value, respectively)	2,539,466	2,530,459	2,469,413
Allowance for credit losses(1)	(27,931)	(23,175)	(17,183)
Loans, net	2,511,535	2,507,284	2,452,230
Premises and equipment, net	25,256	25,410	25,118
Accrued interest receivable	11,428	11,633	10,445
Accounts receivable	5,095	5,292	4,873
Other receivables	2,457	3,052	1,973
Goodwill and other intangible assets, net	31,854	31,916	32,104
Deferred tax assets, net	7,339	6,624	6,914
Company-owned life insurance	16,530	16,429	16,152
Other assets	24,490	24,680	21,457
Total assets	$2,978,937	$3,002,753	$2,866,748

Liabilities
Deposits:
Noninterest-bearing	$482,579	$476,308	$583,092
Interest-bearing	2,046,460	1,943,688	1,822,137
Total deposits	2,529,039	2,419,996	2,405,229
Borrowings:
Federal Home Loan Bank and Federal Reserve borrowings	125,711	259,930	146,886
Subordinated notes	52,340	52,279	52,132
Accrued interest payable	3,793	3,203	1,125
Other liabilities	21,842	21,089	20,512
Total liabilities	2,732,725	2,756,497	2,625,884

Shareholders’ Equity
Total shareholders’ equity	246,212	246,256	240,864
Total liabilities and shareholders’ equity	$2,978,937	$3,002,753	$2,866,748
(1) Allowance for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP.

First Western Financial, Inc.
Consolidated Financial Summary (unaudited)

	December 31,	September 30,	December 31,
(Dollars in thousands)	2023	2023	2022
Loan Portfolio
Cash, Securities, and Other(1)	$140,053	$148,669	$165,670
Consumer and Other	23,596	23,975	26,539
Construction and Development	347,515	349,436	288,497
1-4 Family Residential	933,684	913,085	898,154
Non-Owner Occupied CRE	546,966	527,377	496,776
Owner Occupied CRE	197,205	208,341	216,056
Commercial and Industrial	345,393	349,515	361,028
Total	2,534,412	2,520,398	2,452,720
Loans accounted for under the fair value option	14,129	16,105	23,415
Total loans held for investment	2,548,541	2,536,503	2,476,135
Deferred (fees) costs and unamortized premiums/(unaccreted discounts), net(2)	(9,075)	(6,044)	(6,722)
Loans (includes $13,726, $15,464, and $23,321 measured at fair value, respectively)	$2,539,466	$2,530,459	$2,469,413
Mortgage loans held for sale	7,254	12,105	8,839
Loans held for sale	—	—	1,965

Deposit Portfolio
Money market deposit accounts	$1,386,149	$1,388,726	$1,336,092
Time deposits	496,452	373,459	224,090
Negotiable order of withdrawal accounts	147,488	164,000	234,778
Savings accounts	16,371	17,503	27,177
Total interest-bearing deposits	2,046,460	1,943,688	1,822,137
Noninterest-bearing accounts	482,579	476,308	583,092
Total deposits	$2,529,039	$2,419,996	$2,405,229
____________________
(1) Includes PPP loans of $4.3 million as of December 31, 2023, $4.9 million as of September 30, 2023, and $7.1 million as of December 31, 2022.
(2) Includes fair value adjustments on loans held for investment accounted for under the fair value option.

First Western Financial, Inc.
Consolidated Financial Summary (unaudited) (continued)

	As of or for the Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2023	2023	2022
Average Balance Sheets
Assets
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$104,789	$102,510	$103,190
Federal funds sold	—	—	—
Investment securities	76,331	78,057	84,017
Correspondent bank stock	7,576	7,162	11,880
Loans	2,536,379	2,502,419	2,436,273
Interest-earning assets	2,725,075	2,690,148	2,635,360
Mortgage loans held for sale	9,915	12,680	9,065
Total interest-earning assets, plus mortgage loans held for sale	2,734,990	2,702,828	2,644,425
Allowance for credit losses(1)	(23,352)	(22,122)	(16,724)
Noninterest-earning assets	126,122	125,774	125,355
Total assets	$2,837,760	$2,806,480	$2,753,056

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,914,856	$1,846,318	$1,582,587
FHLB and Federal Reserve borrowings	139,316	125,250	212,693
Subordinated notes	52,299	52,242	38,335
Total interest-bearing liabilities	2,106,471	2,023,810	1,833,615
Noninterest-bearing liabilities:
Noninterest-bearing deposits	456,787	512,956	659,076
Other liabilities	25,387	24,228	21,660
Total noninterest-bearing liabilities	482,174	537,184	680,736
Total shareholders’ equity	249,115	245,486	238,705
Total liabilities and shareholders’ equity	$2,837,760	$2,806,480	$2,753,056

Yields/Cost of funds (annualized)
Interest-bearing deposits in other financial institutions	5.11%	5.00%	3.57%
Investment securities	3.12	3.09	3.05
Correspondent bank stock	8.43	7.81	7.95
Loans	5.59	5.43	5.00
Mortgage loans held for sale	6.60	6.70	6.39
Total interest-earning assets	5.51	5.35	4.90
Interest-bearing deposits	3.94	3.75	2.07
Cost of deposits	3.18	2.94	1.46
FHLB and Federal Reserve borrowings	5.36	4.58	3.58
Subordinated notes	5.63	6.08	5.03
Total interest-bearing liabilities	4.08	3.86	2.31
Net interest margin	2.37	2.46	3.30
Net interest rate spread	1.43	1.49	2.59
(1) Allowance for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP.

First Western Financial, Inc.
Consolidated Financial Summary (unaudited) (continued)

	As of or for the Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands, except share and per share amounts)	2023	2023	2022
Asset Quality
Non-performing loans	$59,675	$56,146	$12,349
Non-performing assets	59,675	56,146	12,349
Net charge-offs	44	190	95
Non-performing loans to total loans	2.34%	2.21%	0.50%
Non-performing assets to total assets	2.00	1.87	0.43
Allowance for credit losses to non-performing loans(3)	46.81	41.28	139.14
Allowance for credit losses to total loans(3)	1.10	0.92	0.70
Allowance for credit losses to adjusted loans(1)(3)	1.10	0.92	0.78
Net charge-offs to average loans(2)	—	0.01	*

Assets Under Management	$6,752,981	$6,395,786	$6,106,973

Market Data
Book value per share at period end	25.70	25.76	25.37
Tangible book value per common share(1)	22.37	22.42	21.99
Weighted average outstanding shares, basic	9,572,582	9,553,331	9,493,732
Weighted average outstanding shares, diluted	9,739,117	9,743,270	9,702,908
Shares outstanding at period end	9,581,183	9,560,209	9,495,440

Consolidated Capital
Tier 1 capital to risk-weighted assets	9.48%	9.32%	9.28%
CET1 to risk-weighted assets	9.48	9.32	9.28
Total capital to risk-weighted assets	12.82	12.45	12.37
Tier 1 capital to average assets	7.89	7.96	7.81

Bank Capital
Tier 1 capital to risk-weighted assets	10.62	10.42	10.29
CET1 to risk-weighted assets	10.62	10.42	10.29
Total capital to risk-weighted assets	11.69	11.31	11.06
Tier 1 capital to average assets	8.83	8.88	8.65
____________________
(1) Represents a Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for a reconciliation of our Non-GAAP measures to the most directly comparable GAAP financial measure.
(2) Value results in an immaterial amount.
(3) Allowance for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP. Total loans does not include loans accounted for under the fair value option.

First Western Financial, Inc.
Consolidated Financial Summary (unaudited) (continued)
Reconciliations of Non-GAAP Financial Measures

	As of or for the Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands, except share and per share amounts)	2023	2023	2022
Tangible Common
Total shareholders' equity	$246,212	$246,256	$240,864
Less: goodwill and other intangibles, net	31,854	31,916	32,104
Tangible common equity	$214,358	$214,340	$208,760

Common shares outstanding, end of period	9,581,183	9,560,209	9,495,440
Tangible common book value per share	$22.37	$22.42	$21.99
Net income available to common shareholders	255	3,118	5,471
Return on tangible common equity (annualized)	0.48%	5.82%	10.48%

Efficiency
Non-interest expense	$18,276	$18,314	$19,905
Less: amortization	62	62	77
Less: acquisition related expenses	36	30	195
Adjusted non-interest expense	$18,178	$18,222	$19,633

Total income before non-interest expense	$18,470	$22,536	$27,206
Less: unrealized loss recognized on equity securities	(2)	(19)	—
Less: net loss on loans accounted for under the fair value option	(91)	(252)	(602)
Less: net loss on loans held for sale at fair value	—	—	(12)
Plus: provision for credit losses(1)	3,942	329	1,197
Gross revenue	$22,505	$23,136	$29,017
Efficiency ratio	80.77%	78.76%	67.66%

Allowance for Credit Loss to Adjusted Loans
Total loans held for investment	2,548,541	2,536,503	2,476,135
Less: loans acquired(2)	—	—	234,717
Less: PPP loans(3)	4,343	4,876	6,378
Less: loans accounted for under fair value	14,129	16,105	23,415
Adjusted loans	$2,530,069	$2,515,522	$2,211,625

Allowance for credit losses(1)	$27,931	$23,175	$17,183
Allowance for credit losses to adjusted loans(1)	1.10%	0.92%	0.78%
___________________
(1) Provision and allowance for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP.
(2)As of December 31, 2023 and September 30, 2023, acquired loans totaling $212.3 million and $216.1 million, respectively, are included in the allowance for credit loss calculation and are therefore not removed in calculating adjusted total loans.
(3)As of December 31, 2023 and September 30, 2023, the adjustment for PPP loans includes acquired PPP loans as acquired loans are included in total loans held for investment as a result of the adoption of ASC 326. As of December 31, 2022, the adjustment for PPP loans did not include acquired PPP loans, as those were already included in the loans acquired adjustment.

First Western Financial, Inc.
Consolidated Financial Summary (unaudited) (continued)

	As of or for the Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands, except share and per share data)	2023	2023	2022
Adjusted Net Income Available to Common Shareholders
Net income available to common shareholders	$255	$3,118	$5,471
Plus: acquisition related expenses	36	30	195
Less: income tax impact from acquisition related expenses	9	8	49
Adjusted net income available to shareholders	$282	$3,140	$5,617

Pre-Tax, Pre-Provision Net Income
Income before income taxes	$194	$4,222	$7,301
Plus: provision for credit losses	3,942	329	1,197
Pre-tax, pre-provision net income	$4,136	$4,551	$8,498

Adjusted Basic Earnings Per Share
Basic earnings per share	$0.03	$0.33	$0.58
Plus: acquisition related expenses net of income tax impact	*	*	0.01
Adjusted basic earnings per share	$0.03	$0.33	$0.59

Adjusted Diluted Earnings Per Share
Diluted earnings per share	$0.03	$0.32	$0.56
Plus: acquisition related expenses net of income tax impact	*	*	0.02
Adjusted diluted earnings per share	$0.03	$0.32	$0.58

Adjusted Return on Average Assets (annualized)
Return on average assets	0.04%	0.44%	0.79%
Plus: acquisition related expenses net of income tax impact	*	0.01	0.03
Adjusted return on average assets	0.04%	0.45%	0.82%

Adjusted Return on Average Shareholders' Equity (annualized)
Return on average shareholders' equity	0.41%	5.08%	9.17%
Plus: acquisition related expenses net of income tax impact	0.04	0.04	0.24
Adjusted return on average shareholders' equity	0.45%	5.12%	9.41%

Adjusted Return on Tangible Common Equity (annualized)
Return on tangible common equity	0.48%	5.82%	10.48%
Plus: acquisition related expenses net of income tax impact	0.05	0.04	0.28
Adjusted return on tangible common equity	0.53%	5.86%	10.76%
* Represents an immaterial impact to adjusted earnings per share.